[GRAPHIC OMITTED]
                                                                    EXHIBIT 99.2




News Release

FOR INFORMATION CONTACT:
Lauren Harris
Vice President of Marketing
CNL Real Estate Group, Inc.
(407) 650-1205                                             For Immediate Release
                                                           April 30, 2004

        CNL HOSPITALITY PROPERTIES, INC. TO ACQUIRE ITS EXTERNAL ADVISOR
                              CNL HOSPITALITY CORP.

ORLANDO, FL - CNL Hospitality Properties, Inc., an Orlando-based real estate investment trust (REIT), today announced it has entered into a merger agreement with its advisor, CNL Hospitality Corp., a Florida corporation. In the merger, all of the outstanding shares of capital stock of CNL Hospitality Corp. will be exchanged for shares of CNL Hospitality Properties, Inc. common stock and cash, for a total consideration of approximately $297 million and the assumption of approximately $11 million of debt.

Upon completion of the transaction, CNL Hospitality Corp. will become a wholly owned subsidiary of CNL Hospitality Properties, Inc., and CNL Hospitality Corp.'s officers and other executives will become associates of CNL Hospitality Properties, Inc. As a result of the acquisition, CNL Hospitality Properties, Inc. will become a fully integrated, self-administered and self-advised REIT.

Completion of the acquisition is subject to shareholder approval and numerous other conditions. No assurance can be given that such conditions will be satisfied or that the Company will be able complete the advisor acquisition.

The terms of the acquisition were approved by a special committee of the board of directors comprised solely of independent directors. Additional background on the approval process will be contained in a proxy statement that will be made available to all shareholders as soon as practicable.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, CNL Hospitality Properties Inc. will file a Proxy Statement with the Securities and Exchange Commission (SEC). Investors and security holders are urged to read carefully the Proxy Statement regarding the proposed transaction when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the Proxy Statement (when it is available) and other documents containing information about CNL Hospitality Properties, Inc. without charge, at the SEC's web site at www.sec.gov. Free copies of the Company's filings may be obtained on its web site at www.cnlonline.com. CNL Hospitality Properties, Inc. and its directors and executive officers

                                    - MORE -

CNL HOSPITALITY PROPERTIES, INC. TO ACQUIRE ITS EXTERNAL ADVISOR, PAGE 2


may be deemed to be participants in the solicitation of proxies from shareholders with respect to the proposed transaction. Information regarding such directors and executive officers is included in the proxy statement for CNL Hospitality Properties, Inc. 2003 annual meeting of shareholders filed with the SEC on May 1, 2003. Additional information regarding these directors and executive officers and their interests will be included in the proxy statement for the acquisition. CNL HOSPITALITY PROPERTIES, INC. SHAREHOLDERS SHOULD READ THE DEFINITIVE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING A DECISION CONCERNING THE MERGER.

###


Safe Harbor Statement Under The Private Securities Litigation Reform Act Of 1995 Certain statements and information included in this release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about future events. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied in such forward-looking statements. The Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Although the Company believes its current expectations are based upon reasonable assumptions, the Company can give no assurance that expectations will be attained or that actual results will not differ materially.